Exhibit 99.1

Onstream Media Appoints Online Media Professional RD Whitney to its Board of Directors

Pompano Beach, FL – April 19, 2011 – Onstream Media Corporation (NASDAQ:ONSM), a leading online service provider of live and on-demand Internet broadcasting, corporate web communications and virtual marketplace technology, today announced the appointment of Robert D. (“RD”) Whitney as the newest member of its Board of Directors.

Mr. Whitney brings considerable industry expertise to Onstream Media.  His career has included the CEO role at Tarsus Online Media, a B2B media company which specializes in publishing, conferences and exhibitions. At Tarsus Group PLC, Mr. Whitney successfully expanded the online media division. As a former VP and General Manager at Kennedy Information, his innovative business sense helped transform the company into a powerful media platform

Mr. Whitney excels at developing on-line communities and using media sponsorship models to bring buyers and sellers together. His intuition into the world of subscription and paid content has allowed him to develop media assets in numerous B2B industries and to maximize investor values in the field of media development. His knowledge and relationships in the trade show industry and in specialized information publishing will be particularly valuable to the development and proliferation of the MarketPlace365TM platform.

He is currently a partner in Greenhaven Partners, a private-equity firm focusing on investments in specialty information and digital media oriented businesses, and in connection with that role is Chief Operating Officer of three Greenhaven owned entities - Management Networks, LLC (including the Institute of Finance and Management), Chief Executive Group, LLC and Exchange Networks, LLC (a MarketPlace365 promoter).

“We couldn’t be happier that RD has agreed to join our Board,” stated Randy Selman, President and CEO of Onstream Media.  “RD brings a prolific background that will enable Onstream Media to increase our visibility with the tradeshow industry, institutional investors and strategic partners.  RD’s financial, business and media savvy coupled with his broad-based industry related contacts will undoubtedly prove to be invaluable to the Onstream organization.  We greatly look forward to his contributions.”

“I plan on working very closely with Onstream’s management as a member of their Board of Directors,” stated Mr. Whitney. “I am particularly drawn to management’s vision for the company and the progressiveness of the MarketPlace365 platform which integrates their digital media and Internet broadcasting solutions. The technology of the platform and its value proposition is clearly disruptive. The adoption rate of the platform within the trade show community is indicative of its market acceptance.  I look forward to my role as a member of its Board and in helping the company further its footprint as a market leader.”

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Mr. Whitney's career has provided him with a wealth of experience in major media companies including: Kluwer Law International (a division of Wolters Kluwer), Yankee Publishing, the Thompson Publishing Group, Connell Communications (a division of IDG), and Vicon Publishing.

Mr. Whitney has a BS in Business Communications from Bentley University and an MBA from Fitchburg State.  He is a member of the Specialized Information Publishers Association (SIPA) and served as the co-chair for the SIPA 25th Annual Marketing Conference.

In connection with his appointment to the Board of Directors, Mr. Whitney was also appointed to our Audit Committee, and as a result we expect in the near future to receive NASDAQ’s confirmation that the committee now meets the NASDAQ listing requirement for a minimum of three independent members. Once we receive that confirmation, we anticipate that there will be no further outstanding non-compliance issues with respect to our NASDAQ listing.

In addition to the above, Clifford Friedland was also re-appointed to our Board of Directors, effective April 18, 2011. Mr. Friedland’s initial appointment to the Board was in December 2004 and he continued as a board member until his resignation from the board in June 2010, although he continued as Senior Vice President, Business Development. Mr. Friedland’s voluntary resignation was to restore our board to the required majority of independent members, following the death of another board member.

About Onstream Media:
Onstream Media Corporation (Nasdaq: ONSM) is a leading, online, service provider of live and on-demand Internet broadcasting, corporate web communications and virtual marketplace technology. Onstream Media's innovative Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The company’s MarketPlace365™ solution enables publishers, associations, tradeshow promoters and entrepreneurs to rapidly and cost effectively self-deploy their own online virtual marketplaces. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. To date, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services. Select Onstream Media customers include: AAA, Dell, Disney, Georgetown University, National Press Club, PR Newswire, Shareholder.com (NASDAQ), Sony Pictures and the U.S. Government. Onstream Media's strategic relationships include Akamai, Adobe, BT Conferencing, Qwest and Trade Show News Network (TSNN). For more information, visit Onstream Media at www.onstreammedia.com or call 954-917-6655.

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Cautionary Note Regarding Forward Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

ONSM Media Relations:
Chris Faust
Fastlane
973-226-4379
cfaust@fast-lane.net

ONSM Investor Relations:
Alon Kutai
ProActive Newsroom
212-828-7373
akutai@proactivecrg.com

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